Exhibit 10.2

EXECUTION VERSION

BASE CAPPED CALL OPTION
TRANSACTION CONFIRMATION

Date:	September 23, 2014

To:	TESARO, Inc. (“Counterparty”)

Telefax No.:	xxx.xxx.xxxx

Attention:	Tim Pearson, Executive Vice President and Chief Financial Officer

From:	Deutsche Bank AG, London Branch (“Dealer”)

Transaction Reference Number:  600545

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below between you and us.  This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Capped Call Option Transactions dated as of September 23, 2014 (as amended from time to time, the “Master Confirmation”) between you and us.

1.                                      The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2.                                      The particular Transaction to which this Confirmation relates is entered into as part of an integrated hedging transaction of the Convertible Notes pursuant to the provisions of Treasury Regulation Section 1.1275-6.

3.                                      The particular Transaction to which this Confirmation relates shall have the following terms:

Trade Date:	September 23, 2014

Effective Date:	The closing date of the initial issuance of the Convertible Notes.

Premium:	As set forth in Schedule 1 hereto.

Premium Payment Date:	The Effective Date

Convertible Notes:	3.00% Senior Convertible Notes due 2021, offered pursuant to a Prospectus Supplement dated as of September 23, 2014 and issued by Counterparty pursuant to the Indenture.

Number of Units:	The number of Convertible Notes in denominations of USD 1,000 principal amount to be issued by Counterparty on the closing date for the initial issuance of the Convertible Notes, excluding any Convertible Notes that may be purchased by the Underwriters upon exercise of their option pursuant to Section 2(b) of the Underwriting Agreement that are issued on such date (the “Relevant Convertible Notes”). For the avoidance of doubt, the Number of Units shall be reduced by any Units that are exercised.

Number of Exercised Units:

For any Conversion Date, a number of Units equal to the lesser of (i) the number of Convertible Notes in denominations of USD1,000 principal amount satisfying all of the requirements for conversion on such Conversion Date in accordance with the terms of the Indenture and (ii) the Number of Units on such Conversion Date.

Strike Price:	As of any date, an amount in USD equal to USD 1,000 divided by the Unit Entitlement.

Cap Price:	As set forth in Schedule 1 hereto.

Applicable Percentage:	40.0%

Number of Shares:	The product of the Applicable Percentage, the Number of Units and the Unit Entitlement.

Expiration Date:

The earlier of (i) the last day on which any Convertible Notes remain outstanding and (ii) the second “Scheduled Trading Day” (as defined in the Indenture) immediately preceding the “Maturity Date” (as defined in the Indenture).

Unit Entitlement:

As of any date, a number of Shares per Unit equal to the Conversion Rate (determined by the Calculation Agent in accordance with the Indenture, except without regard to any adjustments to the Conversion Rate pursuant to the Excluded Provisions of the Indenture).

Conversion Rate:	As defined in the Indenture.

Indenture:

That certain Base Indenture to be dated as of September 29, 2014 by and between Counterparty and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Convertible Notes are to be issued, as supplemented by a Supplemental Indenture thereto to be dated as of September 29, 2014 (the “Supplemental Indenture”).

The parties acknowledge that references to the Indenture or sections of the Supplemental Indenture herein are based on the Base Indenture in effect on the date of this Confirmation and the draft of the Supplemental Indenture last reviewed by the Dealer as of the date of this Confirmation. If the Supplemental

Indenture as executed differs from such draft of the Supplemental Indenture, the parties shall amend this Confirmation and the Master Confirmation in good faith to preserve the intent of the parties. References to the Indenture or sections of the Supplemental Indenture herein or in the Master Confirmation, subject to the foregoing, are references to the Indenture or sections of the Supplemental Indenture as in effect on the date of the execution of the Supplemental Indenture (the “Original Indenture”); provided that if the Original Indenture is amended following such date pursuant to the Merger Provision of the Indenture (any such amendment, a “Merger Amendment”), (A) as long as the Calculation Agent determines that such Merger Amendment appropriately adjusts the terms of the Convertible Notes in a commercially reasonable manner to account for the relevant Merger Event in compliance with the Merger Provision, such references shall be deemed to refer to the Original Indenture as so amended, and (B) otherwise, (1) such references shall be deemed to refer to the Original Indenture as if it had been amended to appropriately adjust the terms of the Convertible Notes to account for the relevant Merger Event in compliance with the Merger Provision, as determined by the Calculation Agent in a commercially reasonable manner and (2) with respect to any exercise of Units thereafter, the Calculation Agent shall determine the applicable Settlement Date and Delivery Obligation pursuant to the Master Confirmation and this Confirmation, except that in making such determinations the Calculation Agent shall refer to the relevant provisions of the Indenture as deemed amended pursuant to sub-clause (1) above. If the Indenture is amended following such date other than pursuant to the Merger Provision of the Indenture and other than any amendment pursuant to Section 8.01(i) of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of the Convertible Notes in the preliminary prospectus supplement related to the Convertible Notes, as supplemented by the pricing term sheet related to the Convertible Notes, without prejudice to the provisions set forth in Section 11(e) of the Master Confirmation, (x) such amendment shall be disregarded for purposes of the Transaction unless the parties otherwise agree in writing and (y) with respect to any exercise of Units thereafter, the Calculation Agent shall determine the Settlement Date and Delivery Obligation pursuant to the Master Confirmation and this Confirmation, except that in making such determinations, the Calculation Agent shall refer to the relevant provisions of the Indenture without giving effect to such amendment.

Settlement Provision:	Section 4.03 of the Supplemental Indenture

Excluded Provisions:	The Make-whole Provision and Section 4.05(b) of the Supplemental Indenture

Make-whole Provision:	Section 4.06 of the Supplemental Indenture

Conversion Rate Adjustment Fallback Provisions:	The second sentence of Section 4.04(c) and the second sentence of Section 4.04(d) of the Supplemental Indenture

Adjustment of Prices Provision:	Section 4.05(a) of the Supplemental Indenture

Adjustment of Shares Provision:	Section 4.04(f) of the Supplemental Indenture

Dilution Provision:	The Adjustment of Shares Provision, the Adjustment of Prices Provision and Sections 4.04(a) through 4.04(e) of the Supplemental Indenture

Merger Provision:	Section 4.07(a) of the Supplemental Indenture

Tender Offer Provision:	Section 4.04(e) of the Supplemental Indenture

Cut-Off Date:	The 45th “Scheduled Trading Day” (as defined in the Indenture) immediately preceding the “Maturity Date” (as defined in the Indenture).

Affected Portion:

With respect to any Early Conversion Event, a number of Units equal to the lesser of (i) the number of Convertible Notes in denominations of USD 1,000 principal amount converted on the relevant Conversion Date and (ii) the Number of Units as of the relevant Early Termination Date.

Early Unwind Date:	September 29, 2014, or such later date as agreed by the parties hereto.

4.                                      Counterparty hereby agrees (a) to check this Confirmation promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately returning an executed copy to Dealer.

Yours sincerely,

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Michael Sanderson
	Name:	Michael Sanderson
	Title:	Attorney in Fact

By:	/s/ Lars Kestner
	Name:	Lars Kestner
	Title:	Attorney in Fact

DEUTSCHE BANK SECURITIES INC.,
acting solely as Agent in connection with the Transaction

By:	/s/ Michael Sanderson
	Name:	Michael Sanderson
	Title:	Managing Director

By:	/s/ Lars Kestner
	Name:	Lars Kestner
	Title:	Managing Director

Confirmed as of the

date first above written:

TESARO, INC.

By:	/s/ Timothy R. Pearson
	Name:	Timothy R. Pearson
	Title:	EVP and Chief Financial Officer

[TSRO – Base Capped Call Confirmation]

SCHEDULE 1

Premium:                                           USD7,245,000

Cap Price:                                        USD45.5438